UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported) May 22, 2018

Cross Country Healthcare, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	0-33169	13-4066229
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

5201 Congress Avenue, Suite 100B, Boca Raton, FL 33487
 (Address of Principal Executive Office) (Zip Code)

 (561) 998-2232
 (Registrant’s telephone number, including area code)

 Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

(a)
On May 22, 2018, the Company held its Annual Meeting of Stockholders (“Annual Meeting”).

(b)
The following items of business were voted upon by stockholders at the Annual Meeting:

(i) A proposal to elect the directors listed below for a one year term ending in 2019 or until their successors are duly elected and qualified was approved with the following vote:

Director	For	Against	Withheld	Broker Non-votes
William J. Grubbs	31,601,934	0	450,991	2,374,226
W. Larry Cash	31,413,304	0	639,621	2,374,226
Thomas C. Dircks	31,644,089	0	408,836	2,374,226
Gale Fitzgerald	31,496,931	0	555,994	2,374,226
Richard M. Mastaler	31,819,300	0	233,625	2,374,226
Mark Perlberg	31,880,891	0	172,034	2,374,226
Joseph A. Trunfio, PhD	31,395,542	0	657,383	2,374,226

(ii)
The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 was approved as follows:

For	Against	Abstentions	Broker Non-Votes
34,320,683	92,724	13,744	0

(iii)
The compensation of named executive officers was approved, on an advisory (non-binding) basis, by the votes set forth below:

For	Against	Abstentions	Broker Non-Votes
31,689,180	352,623	11,122	2,374,226

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CROSS COUNTRY HEALTHCARE, INC.

Dated: May 22, 2018	By:	/s/ Christopher R. Pizzi
Name: Christopher R. Pizzi
Title: SVP, Chief Financial Officer

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